Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-87975) and related Prospectus of CompuMed, Inc. for the registration of 4,452,594 shares of its common stock and to the incorporation by reference therein of our report dated December 3, 1999, with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Los Angeles, California
March 6, 2000